   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 1995
                                                      REGISTRATION NO.
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------

                              RMI TITANIUM COMPANY
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

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
                     OHIO                                       31-0875005
           (STATE OF INCORPORATION)                 (IRS EMPLOYER IDENTIFICATION NO.)

        1000 WARREN AVENUE, NILES, OH                             44446
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)
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                      RMI TITANIUM COMPANY 1995 STOCK PLAN
                            (FULL TITLE OF THE PLAN)

       TIMOTHY G. RUPERT, SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                              RMI TITANIUM COMPANY
                      1000 WARREN AVENUE, NILES, OH 44446
                                 (216) 544-7700
             (NAME, ADDRESS AND TELEPHONE NO. OF AGENT FOR SERVICE)

                                    COPY TO:

                               R. E. HILTON, ESQ.
                  ASSISTANT GENERAL COUNSEL--U.S. STEEL GROUP
                                USX CORPORATION
                  600 GRANT STREET, PITTSBURGH, PA 15219-4776
                                 (412) 433-2868

                        CALCULATION OF REGISTRATION FEE
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===========================================================================================================
                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
TITLE OF SECURITIES                   AMOUNT BEING       OFFERING PRICE        AGGREGATE      REGISTRATION
BEING REGISTERED                       REGISTERED          PER SHARE         OFFERING PRICE        FEE
-----------------------------------------------------------------------------------------------------------
Common Stock(1)                         600,000            $10.125(2)          $6,075,000        $2,095
===========================================================================================================

(1) RMI Titanium Company Common Stock, par value $.01 per share.
(2) The Proposed Maximum Offering Price is calculated pursuant to Rule 457(c).
===========================================================================================================
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

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by RMI Titanium Company (hereinafter "RMI," the "Company" or the "Corporation") are incorporated herein by reference:

    1. Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-10319).

    2. Quarterly Reports on Form 10-Q for the quarters ending March 31, 1995, and June 30, 1995 (File No. 1-10319).

    3. Report on Form 8-K dated June 30, 1995 (File No. 1-10319).

    4. The description of RMI Common Stock, par value $.01 per share (the "Common Stock"), contained in RMI's Registration Statement filed on Form S-3 (File No. 33-52341).

     All documents subsequently filed by RMI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the securities being registered has been passed upon for the Company by R. E. Hilton, Esq., Assistant General Counsel-U.S. Steel Group, USX Corporation. Mr. Hilton's salary and benefits are paid by USX Corporation which owns nearly 52% percent of RMI's outstanding common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article IV of the RMI's Code of Regulations provides that RMI shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of RMI or is or was serving at the request of RMI as a director, trustee or officer of another corporation, partnership, joint venture, trust, or other enterprise.

     RMI is empowered by Section 1701.13 of the Ohio General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of RMI, by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation (domestic or foreign, nonprofit or for profit), a limited liability company, or a partnership, joint venture, trust, or other enterprise against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Corporation may indemnify any such person against expenses (including attorney's fees) in an action by or in the right of the Corporation under the same conditions, except that 1) no indemnification is permitted without judicial approval if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation and 2) no indemnification is permitted for actions asserted pursuant to Section 1701.95 (Unlawful loans, dividends and distribution of assets) of the Ohio General Corporation Law. To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, the Corporation must indemnify him against the expenses (including attorney's fees) which he actually and reasonably incurred in connection therewith.

     Under Section 1701.13 of the Ohio General Corporation Law, a corporation may purchase and maintain insurance with respect to any liabilities asserted against a director or officer, whether or not the corporation would have the power to indemnify such person against liability under Ohio General Corporation Law. Policies of insurance are maintained by the Corporation, under which directors and officers of RMI are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Inapplicable.

ITEM 8. EXHIBITS

     Refer to Exhibit Index following.

ITEM 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niles, State of Ohio, on the 28th day of September, 1995.

                                          RMI TITANIUM COMPANY

                                          By: /s/ L. FREDERICK GIEG, JR.
                                             ----------------------------------
                                                  L. Frederick Gieg, Jr.
                                          President and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND AS OF THE 28th DAY OF SEPTEMBER, 1995.

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                  SIGNATURE                                         TITLE
                  ---------                                         -----

/s/ L. FREDERICK GIEG, JR.
---------------------------------------         President and Chief Executive Officer and
L. Frederick Gieg, Jr.                          Director (Principal Executive Officer)

/s/ TIMOTHY G. RUPERT
---------------------------------------         Senior Vice President and Chief Financial
Timothy G. Rupert                               Officer (Principal Financial and Accounting
                                                Officer)
                  *
---------------------------------------         Director
Craig R. Andersson

                  *
---------------------------------------         Director
Neil A. Armstrong

                  *
---------------------------------------         Director
Charles C. Gedeon

                  *
---------------------------------------         Director
Robert M. Hernandez

                  *
---------------------------------------         Director
William E. Lewellen

                  *
---------------------------------------         Director
Louis A. Valli

                  *
---------------------------------------         Director
Wesley W. Von Schack


*By:    /s/ TIMOTHY G. RUPERT
    -----------------------------------
     Timothy G. Rupert
     Attorney-in-Fact
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                                      II-4

                                 EXHIBIT INDEX

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
 4(a)    RMI's Articles of Incorporation, as amended March 31, 1994, incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the
         quarterly period ended June 30, 1994, (File No. 1-10319).

 4(b)    RMI's Amended Code of Regulations, incorporated by reference to Exhibit 3.2 to the
         Company's Annual Report on Form 10-K for the year ended December 31, 1993, (File No.
         1-10319), and the shareholder approved amendment to RMI's Amended Code of
         Regulations, incorporated by reference to the Company's Notice of Annual Meeting of
         Shareholders and Proxy Statement for the April 26, 1995, shareholder meeting (File
         No. 1-10319), such amendment to be effective as of the 1996 Annual Meeting of
         Shareholders.

 5       Opinion of R. E. Hilton, Esq., Assistant General Counsel-U.S. Steel Group, USX
         Corporation.

23(a)    Consent of Price Waterhouse LLP.

23(b)    Consent of R. E. Hilton, Esq., Assistant General Counsel-U.S. Steel Group, USX
         Corporation (contained in his opinion annexed hereto as Exhibit 5).

24       Powers of Attorney for Directors of RMI Titanium Company.
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